EXHIBIT 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Richard Pietrykowski, certify that:

1. I have reviewed this annual report on Form 10-K of SURFACE COATINGS, INC.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Dated: December 14, 2011

/s/ Richard Pietrykowski

Richard Pietrykowski President and Chief Executive Officer